Exhibit 99.1

News Release For further information, please contact:
333 Butternut Drive, Syracuse, N.Y. 13214	Marya Burgio Wlos, EVP & Chief Financial Officer Office: (315) 299-2946

Community Financial System, Inc. Reports Third Quarter 2026 Results

SYRACUSE, N.Y. — October 27, 2026 — Community Financial System, Inc. (the “Company” or “CFSI”) (NYSE: CBU) reported third quarter 2026 results. The results are available within the “News” section of the Company's investor relations website or directly at https://ir.cfsi.com/Q3-2026-CBU-Earnings-Release.

Company management will host a conference call at 11:00 a.m. (ET) today, October 27, 2026, to discuss the third quarter 2026 results. The conference call can be accessed via webcast at https://app.webinar.net/EmXoj28zpxQ or via dial-in at 1-833-630-0464 (United States) or 1-412-317-1809 (International).

About Community Financial System, Inc.

Community Financial System, Inc. is a diversified financial services company that is focused on four main business lines – banking services, employee benefit services, insurance services and wealth management services. Its banking subsidiary, Community Bank, N.A., is among the country’s 100 largest banking institutions with over $17 billion in assets and operates approximately 200 customer facilities across Upstate New York, Northeastern Pennsylvania, Vermont, Western Massachusetts and Southern New Hampshire. The Company’s Benefit Plans Administrative Services, Inc. subsidiary is a leading provider of employee benefits administration, trust services, collective investment fund administration, and actuarial consulting services to customers on a national scale. The Company’s OneGroup NY, Inc. subsidiary is a top 63 U.S. insurance agency. The Company also offers comprehensive financial planning, trust administration and wealth management services through its Nottingham Financial Group operating unit. The Company is listed on the New York Stock Exchange and the Company’s stock trades under the symbol CBU. For more information about the Company and each of its four main business lines visit https://ir.cfsi.com.

News Release For further information, please contact:
333 Butternut Drive, Syracuse, N.Y. 13214	Marya Burgio Wlos, EVP & Chief Financial Officer Office: (315) 299-2946

Community Financial System, Inc. Reports Third Quarter 2026 Results

SYRACUSE, N.Y. — October 27, 2026

Community Financial System, Inc. (the “Company” or “CFSI”) (NYSE: CBU) reported third quarter 2026 net income of $61.3 million, or $1.16 per share and operating net income of $67.0 million, or $1.27 per share.

“Our businesses accelerated into the third quarter and we delivered operating diluted earnings per share1 of $1.27, up 16.5% year-over-year and 9.5% quarter-over-quarter, representing our sixth consecutive quarter of record results,” commented Dimitar A. Karaivanov, President and CEO.

“During the quarter we achieved an operating return on assets1 of 1.51% while retaining excellent balance sheet metrics. In addition, we decided to reposition the investment portfolio and pull forward some of our securities cash flows in order to both capture positive economic value and provide increased visibility into the embedded repricing earnings power of our balance sheet. Our trajectory remains intact and we expect strong performance across all of our businesses into the fourth quarter and 2027.”

Third Quarter 2026 Performance					Quarter-over-Quarter Increase (Decrease)		Year-over-Year Increase (Decrease)
Dollars in thousands, except per share data		3rd Qtr 2026	2nd Qtr 2026	3rd Qtr 2025	$	%	$	%
Operating Performance	Diluted Earnings Per Share	$1.16	$1.16	$1.04	$0.00	0.0%	$0.12	11.5%
	Operating Diluted Earnings Per Share[1]	1.27	1.16	1.09	0.11	9.5%	0.18	16.5%
	Operating Pre-Tax, Pre-Provision Net Revenue Per Share[1]	1.77	1.62	1.56	0.15	9.3%	0.21	13.5%

Return Metrics	Return on Assets	1.38%	1.40%	1.30%	-	(0.02%)	-	0.08%
	Operating Return on Assets[1]	1.51%	1.40%	1.38%	-	0.11%	-	0.13%
	Return on Equity	11.82%	12.10%	11.62%	-	(0.28%)	-	0.20%
	Operating Return on Equity[1]	12.93%	12.13%	12.25%	-	0.80%	-	0.68%

Third Quarter 2026 Performance (continued)					Quarter-over-Quarter Increase (Decrease)		Year-over-Year Increase (Decrease)
Dollars in thousands, except per share data		3rd Qtr 2026	2nd Qtr 2026	3rd Qtr 2025	$	%	$	%
Revenues	Total Revenues	$227,291	$223,155	$207,052	$4,136	1.9%	$20,239	9.8%
	Total Operating Revenues (FTE)[1]	231,217	219,338	207,696	11,879	5.4%	23,521	11.3%
	Noninterest Revenues	83,747	84,011	78,887	(264)	(0.3%)	4,860	6.2%
	Total Operating Noninterest Revenues[1]	86,663	79,301	78,651	7,362	9.3%	8,012	10.2%
	Noninterest Revenues/Total Revenues	36.8%	37.6%	38.1%	-	(0.8%)	-	(1.3%)
	Operating Noninterest Revenues/Operating Revenues (FTE)[1]	37.5%	36.2%	37.9%	-	1.3%	-	(0.4%)

Net Interest Income and Margin	Net Interest Income	$143,544	$139,144	$128,165	$4,400	3.2%	$15,379	12.0%
	Net Interest Margin	3.54%	3.46%	3.30%	-	0.08%	-	0.24%
	Net Interest Margin (FTE)[1]	3.56%	3.49%	3.33%	-	0.07%	-	0.23%

Balance Sheet and Funding	Total Ending Loans	$11,518,055	$11,282,824	$10,750,262	$235,231	2.1%	$767,793	7.1%
	Total Ending Deposits	14,865,106	14,710,409	14,056,850	154,697	1.1%	808,256	5.7%
	Cost of Total Deposits	1.03%	1.07%	1.17%	-	(0.04%)	-	(0.14%)
	Cost of Funds	1.16%	1.18%	1.33%	-	(0.02%)	-	(0.17%)

Risk Metrics	Annualized Loan Net Charge-Offs	0.18%	0.12%	0.09%	-	0.06%	-	0.09%
	Tier 1 Leverage Ratio	9.37%	9.26%	9.46%	-	0.11%	-	(0.09%)
	Loan-to-deposit ratio	77.5%	76.7%	76.5%	-	0.8%	-	1.0%
	Non-owner occupied and multifamily commercial real estate (“CRE”) / total bank-level regulatory capital	202%	201%	188%	-	1%	-	14%

1Non-GAAP Measure. For more information on Non-GAAP measures, refer to “Non-GAAP Measures” section along with the Quarterly GAAP to Non-GAAP Reconciliations included within the “Summary of Financial Data (unaudited)” tables below.

Third Quarter 2026 Business Segment Results[2]					Quarter-over-Quarter Increase (Decrease)		Year-over-Year Increase (Decrease)
Dollars in thousands		3rd Qtr 2026	2nd Qtr 2026	3rd Qtr 2025	$	%	$	%
Banking and Corporate	Net interest income	$142,026	$137,899	$127,348	$4,127	3.0%	$14,678	11.5%
	Provision for credit losses	5,560	4,607	5,564	953	20.7%	(4)	(0.1%)
	Segment noninterest revenues	22,702	21,529	21,082	1,173	5.4%	1,620	7.7%
	Other segment expenses	93,687	93,133	86,563	554	0.6%	7,124	8.2%
	Adjusted income before income taxes	$65,481	$61,688	$56,303	$3,793	6.1%	$9,178	16.3%
	Adjusted return on assets[3]	1.50%	1.43%	1.35%	-	0.07%	-	0.15%
	Adjusted return on equity[3]	15.41%	14.58%	14.14%	-	0.83%	-	1.27%
	Adjusted return on tangible equity[1,3]	27.36%	25.79%	25.30%	-	1.57%	-	2.06%

Employee Benefit Services	Segment revenues	$37,968	$36,361	$35,965	$1,607	4.4%	$2,003	5.6%
	Segment expenses	23,978	22,520	21,464	1,458	6.5%	2,514	11.7%
	Adjusted income before income taxes	$13,990	$13,841	$14,501	$149	1.1%	($511)	(3.5%)
	Adjusted return on assets[3]	24.07%	24.90%	25.49%	-	(0.83%)	-	(1.42%)
	Adjusted return on equity[3]	27.30%	28.38%	28.66%	-	(1.08%)	-	(1.36%)
	Adjusted return on tangible equity[1,3]	55.85%	61.43%	62.00%	-	(5.58%)	-	(6.15%)

Insurance Services	Segment revenues	$15,481	$12,811	$14,219	$2,670	20.8%	$1,262	8.9%
	Segment expenses	10,903	10,806	10,977	97	0.9%	(74)	(0.7%)
	Adjusted income before income taxes	$4,578	$2,005	$3,242	$2,573	128.3%	$1,336	41.2%
	Adjusted return on assets[3]	16.39%	7.58%	15.35%	-	8.81%	-	1.04%
	Adjusted return on equity[3]	19.58%	8.74%	19.60%	-	10.84%	-	(0.02%)
	Adjusted return on tangible equity[1,3]	45.34%	18.90%	63.09%	-	26.44%	-	(17.75%)

Wealth Management Services	Segment revenues	$13,467	$11,217	$9,528	$2,250	20.1%	$3,939	41.3%
	Segment expenses	9,368	7,775	6,636	1,593	20.5%	2,732	41.2%
	Adjusted income before income taxes	$4,099	$3,442	$2,892	$657	19.1%	$1,207	41.7%
	Adjusted return on assets[3]	8.14%	15.09%	29.22%	-	(6.95%)	-	(21.08%)
	Adjusted return on equity[3]	21.66%	28.88%	32.57%	-	(7.22%)	-	(10.91%)
	Adjusted return on tangible equity[1,3]	32.56%	33.96%	36.83%	-	(1.40%)	-	(4.27%)

1Non-GAAP Measure. For more information on Non-GAAP measures, refer to “Non-GAAP Measures” section along with the Quarterly GAAP to Non-GAAP Reconciliations included within the “Summary of Financial Data (unaudited)” tables below.

2Refer to the “Summary of Financial Data (unaudited)” tables below for reconciliations of the reported measure of segment profit (adjusted income before income taxes) results to Company results and calculations of the segment adjusted return metrics. The reported measure of segment profit, the reported segment assets and the reported segment equity that are used in the calculations of the segment adjusted return metrics are presented in conformity with ASC 280: Segment Reporting and follow the methodology disclosed in the Company’s 2025 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2026.

3The segment adjusted return metrics are reported on a pre-tax basis.

Results of Operations

The Company reported third quarter 2026 net income of $61.3 million, or $1.16 per share. This compares to net income of $55.1 million, or $1.04 per share, for the third quarter of 2025. The $0.12 increase in earnings per share was primarily driven by increases in net interest income and noninterest revenues, partially offset by increases in noninterest expenses and income taxes. Comparatively, the Company’s earnings per share was consistent with the linked second quarter of 2026 as an increase in net interest income was offset by a realized loss on investment securities along with increases in the provision for credit losses and noninterest expenses.

Net Interest Income and Net Interest Margin

The Company’s record quarterly net interest income reflected lower funding costs, organic loan growth and strategic balance sheet actions, including the redeployment of proceeds from the sale of lower-yielding U.S. Treasury securities to repay higher-cost borrowings, which supported continued margin expansion.

•	Net interest income in the third quarter of 2026 was $143.5 million, up $15.4 million, or 12.0%, compared to the third quarter of 2025, and up $4.4 million, or 3.2%, from the second quarter of 2026.

•	Net interest margin for the third quarter of 3.54% and fully tax-equivalent net interest margin, a non-GAAP measure, of 3.56%, increased by 24 basis points and 23 basis points, respectively, from the third quarter of 2025. These increases were primarily the result of a lower cost of interest-bearing liabilities and a higher yield on interest-earning assets.

•	The yield on interest-earning assets increased 8 basis points to 4.67% over the prior year’s third quarter primarily driven by an increase in the proportion of loan balances to total interest-earning assets supported by organic loan growth and the sale of $296.8 million of lower-yielding available-for-sale U.S. Treasury securities.

•	The cost of interest-bearing liabilities decreased 21 basis points from 1.76% in the third quarter of 2025 to 1.55% in the third quarter of 2026, primarily driven by a 19 basis point decrease in the average rate paid on interest-bearing deposits.

•	On a linked quarter basis, net interest margin and fully tax-equivalent net interest margin, a non-GAAP measure, increased by 8 basis points and 7 basis points, respectively. The yield on interest-earning assets increased 6 basis points, while the cost of funds decreased 2 basis points. This included a 1 basis point decrease in the cost of interest-bearing liabilities driven by a 4 basis point decrease in the average interest-bearing deposit rate to 1.40%. Excluding the impact of the semiannual Federal Reserve Bank dividend recorded in the second quarter of 2026, the yield on interest-earning assets increased 8 basis points compared to the linked second quarter.

Noninterest Revenues

The Company’s noninterest revenue streams (excluding losses on investment securities) generated 38% of total revenues in the third quarter.

•	Banking noninterest revenues, comprised of deposit service and other banking fees, totaled $22.5 million for the third quarter of 2026, an increase of $1.3 million, or 6.2%, from the third quarter of 2025, and an increase of $1.2 million, or 5.5%, from the second quarter of 2026. The increase from the third quarter of 2025 was primarily comprised of higher debit interchange and ATM fees. The increase from the linked second quarter was due in part to higher customer interest rate swap fee revenues.

•	Employee benefit services revenues for the third quarter of 2026 were $36.4 million, an increase of $2.0 million, or 5.8%, in comparison to the third quarter of 2025 and an increase of $1.5 million, or 4.4%, from the second quarter of 2026. The increases between both periods were largely driven by revenue growth in the recordkeeping and third-party administration services business line due in part to higher average market values of assets under administration.

•	Insurance services revenues for the third quarter of 2026 were $14.6 million, an increase of $0.5 million, or 3.4%, versus the prior year’s third quarter and an increase of $1.4 million, or 10.7%, from the second quarter of 2026. The increase from the prior year’s third quarter was driven by revenue growth from acquisitions, while the increase from the linked second quarter reflected the seasonal timing of insurance policy renewals.

•	Wealth management services revenues for the third quarter of 2026 totaled $12.4 million, an increase of $3.4 million, or 38.4%, from the third quarter of 2025, and an increase of $2.0 million, or 19.0%, from the second quarter of 2026. The increases between both periods were reflective of revenue growth from the acquisition of ClearPoint Federal Bank & Trust (“ClearPoint”) and higher average market values of assets under management.

•	The Company recognized a $2.9 million net loss on investment securities during the third quarter of 2026 which included a $3.0 million realized loss on the sale of $296.8 million of lower-yielding available-for-sale U.S. Treasury securities. The proceeds from the sale were used to repay higher-cost overnight borrowings, which was immediately accretive to net interest income.

Noninterest Expenses and Income Taxes

The Company continues to focus on managing expenses consistent with its organic growth strategies and scale objectives, while evaluating efficiency opportunities and the enhancement of operating leverage in all lines of business.

•	The Company recorded $141.0 million in total noninterest expenses in the third quarter of 2026, compared to $128.3 million of total noninterest expenses in the prior year’s third quarter. The $12.7 million, or 9.9%, increase between the periods was primarily driven by higher salaries and employee benefits expenses, data processing and communications expenses and occupancy and equipment expenses.

•	Operating noninterest expenses, a non-GAAP measure, were $136.5 million in the third quarter of 2026, an increase of $12.2 million, or 9.8%, compared to the third quarter of 2025.

•	Salaries and employee benefits expenses increased $7.4 million, or 9.7%, from the third quarter of 2025, primarily due to incremental costs associated with acquisitions completed between the periods, higher performance-based incentive compensation, increased employee medical costs and annual merit-based salary increases.

•	Data processing and communications expenses increased $2.5 million, or 13.0%, from the third quarter of 2025 reflective of the Company’s continued investment in customer-facing and back-office technologies, including artificial intelligence applications and other workflow efficiency initiatives. The increase also reflected a one-time $0.8 million consulting expense related to the renegotiation of a debit card branding contract, which is expected to generate future cost savings.

•	Occupancy and equipment expenses increased $2.6 million, or 22.9%, from the prior year’s third quarter, driven by incremental costs associated with the opening of de novo bank branches and regional headquarters and the Santander Bank, N.A. (“Santander”) branch acquisition.

•	The effective tax rate for the third quarter of 2026 was 24.0%, a decrease from 24.7% in the third quarter of 2025 and 24.1% in the second quarter of 2026. The effective tax rate for the first nine months of 2026 was 23.8% compared to 23.3% for the first nine months of 2025 driven by an increase in certain state income taxes.

Financial Position and Liquidity

The Company’s financial position and liquidity profile remain strong, demonstrating the effectiveness of its proactive asset and liability management and prudent financial planning.

•	The Company’s total assets were $17.79 billion at September 30, 2026, representing an $830.2 million, or 4.9%, increase from one year prior and a $24.2 million, or 0.1%, increase from the end of the second quarter of 2026. The increase in the Company’s total assets from one year prior was primarily driven by organic loan growth supported by the funding generated from the Santander branch acquisition and the ClearPoint acquisition.

•	At September 30, 2026, the Company’s readily available sources of liquidity totaled $6.52 billion, including unrestricted cash and cash equivalents balances of $419.9 million, unpledged investment securities totaling $1.52 billion, unused borrowing capacity at the Federal Home Loan Bank of New York of $1.62 billion and $2.96 billion of funding availability at the Federal Reserve Bank’s discount window.

•	The Company’s readily available sources of liquidity represent 229% of the Company’s estimated uninsured deposits, net of collateralized and intercompany deposits, at September 30, 2026.

•	Estimated insured deposits, net of collateralized and intercompany deposits, represented 81% of total ending deposits at September 30, 2026.

Deposits and Funding

The Company continues to leverage its strong core deposit base, characterized by low funding costs, to support its financial operations.

•	Ending deposits at September 30, 2026 of $14.87 billion were $154.7 million, or 1.1%, higher than the end of the second quarter of 2026 and were $808.3 million, or 5.7%, higher than one year prior. The increase from June 30, 2026 was primarily due to seasonal inflows of governmental deposit balances while the increase from one year prior was primarily driven by growth in consumer and business deposit balances, including the $543.7 million of deposits assumed in the Santander branch acquisition and the $120.1 million of deposits assumed in the ClearPoint acquisition. Excluding the deposits assumed in acquisitions, ending deposits increased $144.5 million, or 1.0%, from one year prior.

•	Ending borrowings of $636.0 million at September 30, 2026, which consisted of $412.9 million of fixed rate Federal Home Loan Bank of New York term borrowings, $215.0 million of customer repurchase agreements and $8.1 million of finance lease liabilities, decreased $128.1 million, or 16.8%, from the end of the second quarter of 2026 and decreased $127.3 million, or 16.7%, from one year prior. The decrease between both periods primarily reflected a decrease in overnight borrowings following the Company’s redeployment of cash from the sale of $296.8 million of lower-yielding available-for-sale U.S. Treasury securities.

•	The Company’s average cost of funds of 1.16% decreased 17 basis points from the third quarter of 2025 and decreased 2 basis points from the second quarter of 2026. The decreases between both periods reflected lower average deposit costs and a lower proportion of funding from higher rate borrowings.

•	The quarterly average cost of total deposits of 1.03% remains comparatively low relative to the industry and decreased 14 basis points from the third quarter of 2025 and 4 basis points from the linked second quarter of 2026.

•	66% of the Company’s total deposits were in no- and relatively low-rate checking and savings accounts at the end of the third quarter of 2026. Time deposit accounts represented 13% of the Company’s total deposits at the end of the third quarter of 2026, a decrease of 1 percentage point from September 30, 2025 and the end of the linked second quarter.

Loans and Credit Quality

The Company’s predominantly footprint-based loan portfolio is well diversified, with credit performance remaining a central priority. The Company’s asset quality metrics, including net charge-offs and delinquent and nonperforming (nonaccrual loans and accruing loans 90 days or more past due) loan levels, remain strong compared to the banking industry, reflecting the Company’s robust risk management practices and disciplined credit quality standards.

•	Ending loans at September 30, 2026 totaled $11.52 billion, an increase of $235.2 million, or 2.1%, compared to June 30, 2026 and an increase of $767.8 million, or 7.1%, compared to one year prior. The increases between both periods reflected organic growth in the overall business and consumer lending portfolios. The Company’s non-owner occupied and multifamily CRE exposure remains diverse both geographically and by property type, and relatively low at 16% of total assets, 25% of total loans and 202% of total bank-level regulatory capital.

•	At September 30, 2026, the Company’s allowance for credit losses totaled $92.0 million, or 0.80% of total loans outstanding, compared to $91.7 million, or 0.81% of total loans outstanding, at June 30, 2026, and $84.9 million, or 0.79% of total loans outstanding, at September 30, 2025. The increase from one year prior was driven by a net reserve build in the business lending portfolio reflective of organic loan growth, including growth in larger commercial lending relationships and higher qualitative reserve factors related to those exposures, along with a moderate increase in delinquent loan balances.

•	The Company recorded a $5.6 million provision for credit losses during the third quarter of 2026 compared to $4.6 million in the linked second quarter and $5.6 million in the prior year’s third quarter.

•	The Company recorded net charge-offs of $5.1 million, or an annualized 0.18% of average loans, in the third quarter of 2026 compared to net charge-offs of $2.5 million, or an annualized 0.09% of average loans, in the third quarter of 2025 and net charge-offs of $3.3 million, or an annualized 0.12% of average loans, in the second quarter of 2026. The increase in net charge-offs compared to both periods was primarily driven by $2.7 million of charge-offs recognized in the third quarter of 2026 on 2 individually assessed business lending relationships for which specific allowance allocations had previously been established.

•	Total delinquent loans, consisting of loans 30 or more days past due and nonaccrual loans, as a percentage of total loans outstanding was 1.16% at the end of the third quarter of 2026. This compares to 1.04% at June 30, 2026 and 1.00% at September 30, 2025. The increases between both periods were primarily driven by higher delinquent balances of business lending and consumer mortgage loans.

•	At September 30, 2026, nonperforming loans were $60.4 million, or 0.52% of total loans outstanding, compared to $56.8 million, or 0.50% of total loans outstanding at June 30, 2026, and $56.1 million, or 0.52% of total loans outstanding, one year earlier.

Shareholders’ Equity and Regulatory Capital

The Company’s capital planning and management activities, coupled with its diversified streams of income and prudent dividend practices, have allowed it to build and maintain a strong capital position. At September 30, 2026, all of the regulatory capital ratios of the Company and Community Bank, N.A. (“CBNA”) significantly exceeded well-capitalized standards.

•	Shareholders’ equity of $2.03 billion at September 30, 2026 was $91.6 million, or 4.7%, higher than one year ago, primarily due to a $134.6 million increase in retained earnings partially offset by a $34.2 million increase in accumulated other comprehensive loss related to the Company’s investment securities portfolio. Shareholders’ equity decreased $42.2 million, or 2.0%, from June 30, 2026, primarily driven by a $61.6 million increase in accumulated other comprehensive loss related to the Company’s investment securities portfolio, partially offset by a $35.9 million increase in retained earnings.

•	The Company’s shareholders’ equity to assets ratio was 11.42% at September 30, 2026, a decrease from 11.43% at September 30, 2025 and 11.67% at June 30, 2026.

•	The Company’s tier 1 leverage ratio of 9.37% at September 30, 2026 remained substantially above the regulatory well-capitalized standard of 5.0% and decreased 9 basis points from one year earlier and increased 11 basis points from June 30, 2026. The decrease in the Company’s tier 1 leverage ratio from one year prior was primarily due to the intangible assets added as part of the Santander branch and ClearPoint acquisitions, as well as the impact of $31.8 million of common stock repurchases over the past twelve months.

•	The Company’s tangible equity to tangible assets ratio (non-GAAP) was 6.57% at September 30, 2026, down from 6.73% a year earlier and 6.86% at June 30, 2026. Tangible equity (non-GAAP) increased $25.6 million, or 2.4%, from one year prior due to the aforementioned increase in retained earnings that was partially offset by an increase in accumulated other comprehensive loss related to the Company’s investment securities portfolio and the intangible assets added as part of the Santander branch and ClearPoint acquisitions. Tangible assets (non-GAAP) increased $764.2 million, or 4.7%, from the prior year due primarily to organic loan growth, supported by the funding generated from the Santander branch acquisition and the ClearPoint acquisition.

Dividend Increase and Stock Repurchase Program

The payment of a meaningful and growing dividend is an important component of the Company’s commitment to provide consistent and favorable long-term returns to its shareholders, and it reflects the continued strength of the Company’s long-term operating results and capital position, and management’s confidence in the future performance of the Company. The $0.02 increase in the quarterly dividend declared in the third quarter of 2026 marked the 34th consecutive year of dividend increases for the Company.

•	During the third quarter of 2026, the Company declared a quarterly cash dividend of $0.49 per share on its common stock, up 4.3% from the $0.47 dividend declared in the second quarter of 2026 and the third quarter of 2025.

•	On October 21, 2026, the Company announced a quarterly cash dividend of $0.49 per share on its common stock, payable on January 11, 2027 to shareholders of record as of December 15, 2026, representing an annualized yield of 3.1% based upon on the $62.32 closing price of the Company’s stock on October 26, 2026.

•	In December 2025, the Company’s Board of Directors (the “Board”) approved a stock repurchase program authorizing the repurchase of up to 2.63 million shares, or 5.0% of the Company’s common stock outstanding during the twelve-month period starting January 1, 2026. Such repurchases may be made at the discretion of the Company’s senior management based on market conditions and other relevant factors and will be acquired through open market or privately negotiated transactions as permitted under Rule 10b-18 of the Securities Exchange Act of 1934 and other applicable regulatory and legal requirements. There were 508,471 shares repurchased pursuant to the 2026 stock repurchase program during the first nine months of 2026, including 250,000 shares repurchased during the third quarter of 2026.

Non-GAAP Measures

The Company also provides supplemental reporting of its results on an “operating” and “tangible” basis. Results on an “operating” basis exclude the after-tax effects of acquisition expenses, acquisition-related contingent consideration adjustments, restructuring expenses, litigation accrual, gain (loss) on investment securities and amortization of intangible assets. Results on a “tangible” basis exclude goodwill and intangible asset balances, net of accumulated amortization and applicable deferred tax amounts. The Company also provides supplemental ratio reporting at the segment level, which includes adjusted return on tangible equity. Adjusted return on tangible equity represents annualized adjusted income before income taxes applicable to each segment as a percentage of average tangible equity for each respective segment. In addition, the Company provides supplemental reporting for “operating pre-tax, pre-provision net revenues,” which adds back the provision for credit losses, acquisition expenses, acquisition-related contingent consideration adjustments, restructuring expenses, litigation accrual, gain (loss) on investment securities and amortization of intangible assets from income before income taxes. Although these items are non-GAAP measures, the Company’s management believes this information helps investors and analysts measure underlying core performance and provides better comparability to other organizations that have not engaged in acquisitions. The Company also provides supplemental reporting of its net interest income and net interest margin on a fully tax-equivalent (“FTE”) basis, which includes an adjustment to net interest income that represents taxes that would have been paid had nontaxable investment securities and loans been taxable. Although FTE net interest income and net interest margin are non-GAAP measures, the Company’s management believes this information helps enhance comparability of the performance of assets that have different tax liabilities. The amounts for such items are presented in the tables that accompany this release.

Conference Call Scheduled

Company management will host a conference call at 11:00 a.m. (ET) today, October 27, 2026, to discuss the third quarter 2026 results. The conference call can be accessed via webcast at https://app.webinar.net/EmXoj28zpxQ or via dial-in at 1-833-630-0464 (United States) or 1-412-317-1809 (International).

This earnings release is also available within the ”News” section of the Company's investor relations website at https://ir.cfsi.com/news/. A replay of the earnings call webcast will also be available on this site for at least one year.

About Community Financial System, Inc.

Community Financial System, Inc. is a diversified financial services company that is focused on four main business lines – banking services, employee benefit services, insurance services and wealth management services. Its banking subsidiary, Community Bank, N.A., is among the country’s 100 largest banking institutions with over $17 billion in assets and operates approximately 200 customer facilities across Upstate New York, Northeastern Pennsylvania, Vermont, Western Massachusetts and Southern New Hampshire. The Company’s Benefit Plans Administrative Services, Inc. subsidiary is a leading provider of employee benefits administration, trust services, collective investment fund administration, and actuarial consulting services to customers on a national scale. The Company’s OneGroup NY, Inc. subsidiary is a top 63 U.S. insurance agency. The Company also offers comprehensive financial planning, trust administration and wealth management services through its Nottingham Financial Group operating unit. The Company is listed on the New York Stock Exchange and the Company’s stock trades under the symbol CBU. For more information about the Company and each of its four main business lines visit https://ir.cfsi.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of CBU’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. The following factors, among others, could cause the actual results of CBU’s operations to differ materially from its expectations: the macroeconomic and other challenges and uncertainties related to or resulting from current and future economic and market conditions, including the effects on CRE and housing or vehicle prices, unemployment rates, high inflation, U.S. fiscal debt, budget and tax matters, geopolitical matters, tariffs and global economic growth; fiscal and monetary policies of the Federal Reserve Board; the potential adverse effects of unusual and infrequently occurring events; litigation and actions of regulatory authorities; management’s estimates and projections of interest rates and interest rate policies; the effect of changes in the level of checking, savings, or money market account deposit balances and other factors that affect net interest margin; future provisions for credit losses on loans and debt securities; changes in nonperforming assets; ability to contain costs in inflationary conditions; the effect on financial market valuations on CBU’s fee income businesses, including its employee benefit services, wealth management services, and insurance services businesses; the successful integration of operations of its acquisitions and performance of new branches; competition; changes in legislation or regulatory requirements, including capital requirements; and the timing for receiving regulatory approvals and completing merger and acquisition transactions. For more information about factors that could cause actual results to differ materially from CBU’s expectations, refer to its annual, periodic and other reports filed with the Securities and Exchange Commission (“SEC”), including the discussion under the “Risk Factors” section of such reports filed with the SEC and available on CBU’s website at https://ir.cfsi.com and on the SEC’s website at https://sec.gov. Further, any forward-looking statement speaks only as of the date on which it is made, and CBU undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)

	Quarter Ended		Year-to-Date
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Earnings
Loan income	$163,343	$152,509	$475,251	$441,947
Investment income	24,906	24,774	77,337	75,861
Total interest income	188,249	177,283	552,588	517,808
Interest expense	44,705	49,118	135,188	144,683
Net interest income	143,544	128,165	417,400	373,125
Provision for credit losses	5,560	5,564	15,803	16,371
Net interest income after provision for credit losses	137,984	122,601	401,597	356,754
Deposit service fees and other banking services	22,462	21,160	65,562	60,324
Employee benefit services	36,402	34,408	105,851	99,410
Insurance services	14,611	14,137	40,392	41,726
Wealth management services	12,384	8,946	33,119	27,491
(Loss) gain on investment securities	(2,916)	236	1,393	480
Gain from equity method investments	804	0	15	0
Total noninterest revenues	83,747	78,887	246,332	229,431
Salaries and employee benefits	83,945	76,532	246,698	231,995
Data processing and communications	21,597	19,119	59,154	51,940
Occupancy and equipment	14,035	11,419	42,802	35,603
Business development and marketing	2,395	4,585	7,486	11,716
Legal and professional fees	4,884	4,469	14,268	13,686
Amortization of intangible assets	4,325	3,258	12,979	10,109
Other	9,849	8,937	28,412	27,662
Total noninterest expenses	141,030	128,319	411,799	382,711
Income before income taxes	80,701	73,169	236,130	203,474
Income taxes	19,397	18,081	56,274	47,441
Net income	$61,304	$55,088	$179,856	$156,033
Basic earnings per share	$1.16	$1.04	$3.41	$2.95
Diluted earnings per share	$1.16	$1.04	$3.39	$2.94

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)

	2026			2025
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Earnings
Loan income	$163,343	$157,530	$154,378	$154,768	$152,509
Investment income	24,906	26,822	25,609	26,699	24,774
Total interest income	188,249	184,352	179,987	181,467	177,283
Interest expense	44,705	45,208	45,275	48,042	49,118
Net interest income	143,544	139,144	134,712	133,425	128,165
Provision for credit losses	5,560	4,607	5,636	4,979	5,564
Net interest income after provision for credit losses	137,984	134,537	129,076	128,446	122,601
Deposit service fees and other banking services	22,462	21,289	21,811	23,594	21,160
Employee benefit services	36,402	34,877	34,572	36,564	34,408
Insurance services	14,611	13,195	12,586	12,684	14,137
Wealth management services	12,384	10,403	10,332	9,574	8,946
(Loss) gain on investment securities	(2,916)	4,710	(401)	(105)	236
Gain (loss) from equity method investments	804	(463)	(326)	(285)	0
Total noninterest revenues	83,747	84,011	78,574	82,026	78,887
Salaries and employee benefits	83,945	82,431	80,322	81,920	76,532
Data processing and communications	21,597	19,686	17,871	18,221	19,119
Occupancy and equipment	14,035	13,885	14,882	12,646	11,419
Business development and marketing	2,395	2,556	2,535	3,419	4,585
Legal and professional fees	4,884	4,314	5,070	4,212	4,469
Amortization of intangible assets	4,325	4,408	4,246	3,737	3,258
Other	9,849	10,453	8,110	14,397	8,937
Total noninterest expenses	141,030	137,733	133,036	138,552	128,319
Income before income taxes	80,701	80,815	74,614	71,920	73,169
Income taxes	19,397	19,481	17,396	17,498	18,081
Net income	$61,304	$61,334	$57,218	$54,422	$55,088
Basic earnings per share	$1.16	$1.16	$1.08	$1.03	$1.04
Diluted earnings per share	$1.16	$1.16	$1.08	$1.03	$1.04
Profitability (GAAP)
Return on assets (GAAP)	1.38%	1.40%	1.33%	1.26%	1.30%
Return on equity (GAAP)	11.82%	12.10%	11.51%	11.04%	11.62%
Noninterest revenues/total revenues (GAAP)	36.8%	37.6%	36.8%	38.1%	38.1%
Efficiency ratio (GAAP)	62.0%	61.7%	62.4%	64.3%	62.0%
Profitability (non-GAAP)
Operating return on assets (non-GAAP)	1.51%	1.40%	1.42%	1.38%	1.38%
Operating return on equity (non-GAAP)	12.93%	12.13%	12.30%	12.08%	12.25%
Return on tangible equity (non-GAAP)	22.51%	22.91%	21.96%	20.88%	22.27%
Operating return on tangible equity (non-GAAP)	23.35%	21.76%	22.19%	21.70%	22.43%
Operating noninterest revenues/operating revenues (FTE) (non-GAAP)	37.5%	36.2%	36.8%	37.9%	37.9%
Operating efficiency ratio (non-GAAP)	59.0%	60.6%	59.8%	61.0%	59.9%

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)

	2026			2025
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Components of Net Interest Margin (FTE)
Loan yield	5.69%	5.66%	5.68%	5.68%	5.68%
Cash equivalents yield	3.47%	3.60%	3.61%	3.84%	3.92%
Investment yield	2.15%	2.17%	2.10%	2.14%	2.12%
Earning asset yield	4.67%	4.61%	4.60%	4.60%	4.59%
Interest-bearing deposit rate	1.40%	1.44%	1.47%	1.55%	1.59%
Borrowing rate	3.69%	3.63%	3.55%	3.57%	3.82%
Cost of all interest-bearing funds	1.55%	1.56%	1.59%	1.68%	1.76%
Cost of total deposits	1.03%	1.07%	1.10%	1.15%	1.17%
Cost of funds (includes noninterest-bearing deposits)	1.16%	1.18%	1.20%	1.27%	1.33%
Net interest margin	3.54%	3.46%	3.43%	3.37%	3.30%
Net interest margin (FTE) (non-GAAP)	3.56%	3.49%	3.45%	3.39%	3.33%
Fully tax-equivalent adjustment (non-GAAP)	$1,010	$893	$850	$875	$880
Average Balances
Loans	$11,394,304	$11,177,112	$11,029,905	$10,819,267	$10,664,241
Cash equivalents	89,940	221,063	230,593	223,700	46,550
Taxable investment securities	4,150,509	4,294,350	4,272,245	4,266,451	4,268,660
Nontaxable investment securities	455,563	420,288	407,433	411,771	413,663
Total interest-earning assets	16,090,316	16,112,813	15,940,176	15,721,189	15,393,114
Total assets	17,629,657	17,621,066	17,468,804	17,179,984	16,755,095
Interest checking, savings and money market deposits	8,702,909	8,857,654	8,685,727	8,470,840	8,086,979
Time deposits	2,041,082	2,102,360	2,185,114	2,138,368	2,088,861
Customer repurchase agreements	177,119	190,610	214,361	220,670	187,845
Overnight borrowings	114,782	15,709	9,406	37,554	151,495
FHLB and other borrowings	425,398	437,956	450,643	462,991	531,979
Total interest-bearing liabilities	11,461,290	11,604,289	11,545,251	11,330,423	11,047,159
Noninterest-bearing deposits	3,887,344	3,799,141	3,703,510	3,702,200	3,640,964
Shareholders' equity	2,057,528	2,032,654	2,016,141	1,955,306	1,881,116

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)

	2026			2025
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Balance Sheet Data
Cash and cash equivalents	$424,636	$258,174	$572,173	$301,755	$245,247
Investment securities:
Available-for-sale	2,555,576	2,957,963	2,848,132	2,875,341	2,859,312
Held-to-maturity	1,493,248	1,478,386	1,460,750	1,454,166	1,442,308
Equity and other	71,315	87,857	81,717	77,252	78,944
Total investment securities	4,120,139	4,524,206	4,390,599	4,406,759	4,380,564
Loans:
Business lending	5,187,859	5,040,619	4,883,451	4,733,867	4,663,878
Consumer mortgage	3,682,083	3,629,301	3,619,067	3,617,186	3,544,277
Consumer indirect	1,890,340	1,871,343	1,894,011	1,859,354	1,834,766
Home equity	549,689	539,174	534,439	533,755	510,933
Consumer direct	208,084	202,387	200,216	205,595	196,408
Total loans	11,518,055	11,282,824	11,131,184	10,949,757	10,750,262
Allowance for credit losses	92,020	91,696	90,193	87,921	84,944
Goodwill and intangible assets, net	967,421	963,694	943,314	942,716	899,967
Other assets	849,742	826,568	797,782	790,230	766,708
Total assets	17,787,973	17,763,770	17,744,859	17,303,296	16,957,804
Deposits:
Noninterest-bearing	3,893,414	3,872,611	3,732,720	3,683,442	3,686,772
Non-maturity interest-bearing	8,969,042	8,767,234	8,997,532	8,497,337	8,337,797
Time	2,002,650	2,070,564	2,139,870	2,206,306	2,032,281
Total deposits	14,865,106	14,710,409	14,870,122	14,387,085	14,056,850
Customer repurchase agreements	215,037	157,577	201,027	231,163	224,169
Other borrowings	420,972	606,520	446,319	458,770	539,180
Accrued interest and other liabilities	256,273	216,499	203,399	220,244	198,655
Total liabilities	15,757,388	15,691,005	15,720,867	15,297,262	15,018,854
Shareholders' equity	2,030,585	2,072,765	2,023,992	2,006,034	1,938,950
Total liabilities and shareholders' equity	17,787,973	17,763,770	17,744,859	17,303,296	16,957,804
Capital and Other
Shareholders’ equity/total assets (GAAP)	11.42%	11.67%	11.41%	11.59%	11.43%
Tangible equity/tangible assets (non-GAAP)	6.57%	6.86%	6.68%	6.75%	6.73%
Tier 1 leverage ratio	9.37%	9.26%	9.20%	9.21%	9.46%
Loan-to-deposit ratio	77.5%	76.7%	74.9%	76.1%	76.5%
Diluted weighted average common shares outstanding	52,928	52,915	52,967	52,959	53,036
Period end common shares outstanding	52,377	52,598	52,537	52,682	52,662
Cash dividends declared per common share	$0.49	$0.47	$0.47	$0.47	$0.47
Book value (GAAP)	$38.77	$39.41	$38.53	$38.08	$36.82
Tangible book value (non-GAAP)	$21.17	$21.96	$21.40	$21.02	$20.57
Common stock price at quarter-end	$59.54	$67.12	$58.65	$57.44	$58.64

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)

	2026			2025
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Asset Quality
Nonaccrual loans	$49,608	$49,690	$47,103	$49,509	$49,327
Accruing loans 90+ days delinquent	10,837	7,112	6,595	6,948	6,730
Total nonperforming loans	60,445	56,802	53,698	56,457	56,057
Other real estate owned	7,268	7,699	8,134	8,209	7,851
Total nonperforming assets	67,713	64,501	61,832	64,666	63,908
Net charge-offs	5,111	3,297	2,972	2,328	2,471
Allowance for credit losses/loans outstanding	0.80%	0.81%	0.81%	0.80%	0.79%
Nonperforming loans/loans outstanding	0.52%	0.50%	0.48%	0.52%	0.52%
Allowance for credit losses/nonperforming loans	152%	161%	168%	156%	152%
Net charge-offs/average loans	0.18%	0.12%	0.11%	0.09%	0.09%
Delinquent loans/ending loans	1.16%	1.04%	1.12%	1.10%	1.00%
Provision for credit losses/net charge-offs	109%	140%	190%	214%	225%
Nonperforming assets/total assets	0.38%	0.36%	0.35%	0.37%	0.38%
Quarterly GAAP to Non-GAAP Reconciliations
Operating pre-tax, pre-provision net revenue (non-GAAP)
Net income (GAAP)	$61,304	$61,334	$57,218	$54,422	$55,088
Income taxes	19,397	19,481	17,396	17,498	18,081
Income before income taxes	80,701	80,815	74,614	71,920	73,169
Provision for credit losses	5,560	4,607	5,636	4,979	5,564
Pre-tax, pre-provision net revenue (non-GAAP)	86,261	85,422	80,250	76,899	78,733
Acquisition expenses	206	231	433	2,848	747
Acquisition-related contingent consideration adjustments	0	(103)	0	0	0
Restructuring expenses	0	0	0	(26)	0
Litigation accrual	0	335	0	0	0
Loss (gain) on investment securities	2,916	(4,710)	401	105	(236)
Amortization of intangible assets	4,325	4,408	4,246	3,737	3,258
Operating pre-tax, pre-provision net revenue (non-GAAP)	$93,708	$85,583	$85,330	$83,563	$82,502

Operating pre-tax, pre-provision net revenue per share (non-GAAP)
Diluted earnings per share (GAAP)	$1.16	$1.16	$1.08	$1.03	$1.04
Income taxes	0.36	0.37	0.33	0.33	0.34
Income before income taxes	1.52	1.53	1.41	1.36	1.38
Provision for credit losses	0.12	0.09	0.11	0.10	0.11
Pre-tax, pre-provision net revenue per share (non-GAAP)	1.64	1.62	1.52	1.46	1.49
Acquisition expenses	0.00	0.00	0.01	0.05	0.01
Acquisition-related contingent consideration adjustments	0.00	0.00	0.00	0.00	0.00
Restructuring expenses	0.00	0.00	0.00	0.00	0.00
Litigation accrual	0.00	0.01	0.00	0.00	0.00
Loss (gain) on investment securities	0.05	(0.09)	0.00	0.00	0.00
Amortization of intangible assets	0.08	0.08	0.08	0.07	0.06
Operating pre-tax, pre-provision net revenue per share (non-GAAP)	$1.77	$1.62	$1.61	$1.58	$1.56

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)

	2026			2025
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Quarterly GAAP to Non-GAAP Reconciliations
Operating net income (non-GAAP)
Net income (GAAP)	$61,304	$61,334	$57,218	$54,422	$55,088
Acquisition expenses	206	231	433	2,848	747
Tax effect of acquisition expenses	(47)	(53)	(99)	(658)	(155)
Subtotal (non-GAAP)	61,463	61,512	57,552	56,612	55,680
Acquisition-related contingent consideration adjustments	0	(103)	0	0	0
Tax effect of acquisition-related contingent consideration adjustments	0	24	0	0	0
Subtotal (non-GAAP)	61,463	61,433	57,552	56,612	55,680
Restructuring expenses	0	0	0	(26)	0
Tax effect of restructuring expenses	0	0	0	6	0
Subtotal (non-GAAP)	61,463	61,433	57,552	56,592	55,680
Litigation accrual	0	335	0	0	0
Tax effect of litigation accrual	0	(78)	0	0	0
Subtotal (non-GAAP)	61,463	61,690	57,552	56,592	55,680
Loss (gain) on investment securities	2,916	(4,710)	401	105	(236)
Tax effect of loss (gain) on investment securities	(671)	1,090	(91)	(24)	49
Subtotal (non-GAAP)	63,708	58,070	57,862	56,673	55,493
Amortization of intangible assets	4,325	4,408	4,246	3,737	3,258
Tax effect of amortization of intangible assets	(996)	(1,020)	(967)	(863)	(677)
Operating net income (non-GAAP)	$67,037	$61,458	$61,141	$59,547	$58,074

Operating diluted earnings per share (non-GAAP)
Diluted earnings per share (GAAP)	$1.16	$1.16	$1.08	$1.03	$1.04
Acquisition expenses	0.00	0.00	0.01	0.05	0.01
Tax effect of acquisition expenses	0.00	0.00	0.00	(0.01)	0.00
Subtotal (non-GAAP)	1.16	1.16	1.09	1.07	1.05
Acquisition-related contingent consideration adjustments	0.00	0.00	0.00	0.00	0.00
Tax effect of acquisition-related contingent consideration adjustments	0.00	0.00	0.00	0.00	0.00
Subtotal (non-GAAP)	1.16	1.16	1.09	1.07	1.05
Restructuring expenses	0.00	0.00	0.00	0.00	0.00
Tax effect of restructuring expenses	0.00	0.00	0.00	0.00	0.00
Subtotal (non-GAAP)	1.16	1.16	1.09	1.07	1.05
Litigation accrual	0.00	0.01	0.00	0.00	0.00
Tax effect of litigation accrual	0.00	0.00	0.00	0.00	0.00
Subtotal (non-GAAP)	1.16	1.17	1.09	1.07	1.05
Loss (gain) on investment securities	0.05	(0.09)	0.00	0.00	0.00
Tax effect of loss (gain) on investment securities	(0.01)	0.02	0.00	0.00	0.00
Subtotal (non-GAAP)	1.20	1.10	1.09	1.07	1.05
Amortization of intangible assets	0.08	0.08	0.08	0.07	0.06
Tax effect of amortization of intangible assets	(0.01)	(0.02)	(0.02)	(0.02)	(0.02)
Operating diluted earnings per share (non-GAAP)	$1.27	$1.16	$1.15	$1.12	$1.09

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)

	2026			2025
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Quarterly GAAP to Non-GAAP Reconciliations
Return on assets
Net income (GAAP)	$61,304	$61,334	$57,218	$54,422	$55,088
Average total assets	17,629,657	17,621,066	17,468,804	17,179,984	16,755,095
Return on assets (GAAP)	1.38%	1.40%	1.33%	1.26%	1.30%

Operating return on assets (non-GAAP)
Operating net income (non-GAAP)	$67,037	$61,458	$61,141	$59,547	$58,074
Average total assets	17,629,657	17,621,066	17,468,804	17,179,984	16,755,095
Operating return on assets (non-GAAP)	1.51%	1.40%	1.42%	1.38%	1.38%

Return on equity
Net income (GAAP)	$61,304	$61,334	$57,218	$54,422	$55,088
Average total equity	2,057,528	2,032,654	2,016,141	1,955,306	1,881,116
Return on equity (GAAP)	11.82%	12.10%	11.51%	11.04%	11.62%

Operating return on equity (non-GAAP)
Operating net income (non-GAAP)	$67,037	$61,458	$61,141	$59,547	$58,074
Average total equity	2,057,528	2,032,654	2,016,141	1,955,306	1,881,116
Operating return on equity (non-GAAP)	12.93%	12.13%	12.30%	12.08%	12.25%

Net interest margin
Net interest income	$143,544	$139,144	$134,712	$133,425	$128,165
Total average interest-earning assets	16,090,316	16,112,813	15,940,176	15,721,189	15,393,114
Net interest margin	3.54%	3.46%	3.43%	3.37%	3.30%

Net interest margin (FTE) (non-GAAP)
Net interest income	$143,544	$139,144	$134,712	$133,425	$128,165
Fully tax-equivalent adjustment (non-GAAP)	1,010	893	850	875	880
Fully tax-equivalent net interest income (non-GAAP)	144,554	140,037	135,562	134,300	129,045
Total average interest-earning assets	16,090,316	16,112,813	15,940,176	15,721,189	15,393,114
Net interest margin (FTE) (non-GAAP)	3.56%	3.49%	3.45%	3.39%	3.33%

Operating noninterest revenues (non-GAAP)
Noninterest revenues (GAAP)	$83,747	$84,011	$78,574	$82,026	$78,887
Loss (gain) on investment securities	2,916	(4,710)	401	105	(236)
Total operating noninterest revenues (non-GAAP)	$86,663	$79,301	$78,975	$82,131	$78,651

Operating noninterest expenses (non-GAAP)
Noninterest expenses (GAAP)	$141,030	$137,733	$133,036	$138,552	$128,319
Acquisition expenses	(206)	(231)	(433)	(2,848)	(747)
Acquisition-related contingent consideration adjustments	0	103	0	0	0
Restructuring expenses	0	0	0	26	0
Litigation accrual	0	(335)	0	0	0
Amortization of intangible assets	(4,325)	(4,408)	(4,246)	(3,737)	(3,258)
Total operating noninterest expenses (non-GAAP)	$136,499	$132,862	$128,357	$131,993	$124,314

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)

	2026			2025
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Quarterly GAAP to Non-GAAP Reconciliations
Operating revenues (non-GAAP)
Net interest income (GAAP)	$143,544	$139,144	$134,712	$133,425	$128,165
Noninterest revenues (GAAP)	83,747	84,011	78,574	82,026	78,887
Total revenues (GAAP)	227,291	223,155	213,286	215,451	207,052
Loss (gain) on investment securities	2,916	(4,710)	401	105	(236)
Total operating revenues (non-GAAP)	$230,207	$218,445	$213,687	$215,556	$206,816

Noninterest revenues/total revenues
Total noninterest revenues (GAAP) – numerator	$83,747	$84,011	$78,574	$82,026	$78,887
Total revenues (GAAP) – denominator	227,291	223,155	213,286	215,451	207,052
Noninterest revenues/total revenues (GAAP)	36.8%	37.6%	36.8%	38.1%	38.1%

Operating noninterest revenues/operating revenues (FTE) (non-GAAP)
Total operating noninterest revenues (non-GAAP) – numerator	$86,663	$79,301	$78,975	$82,131	$78,651
Total operating revenues (non-GAAP)	230,207	218,445	213,687	215,556	206,816
Fully tax-equivalent adjustment (non-GAAP)	1,010	893	850	875	880
Total operating revenues (FTE) (non-GAAP) – denominator	231,217	219,338	214,537	216,431	207,696
Operating noninterest revenues/operating revenues (FTE) (non- GAAP)	37.5%	36.2%	36.8%	37.9%	37.9%

Efficiency ratio (GAAP)
Total noninterest expenses (GAAP) – numerator	$141,030	$137,733	$133,036	$138,552	$128,319
Total revenues (GAAP) – denominator	227,291	223,155	213,286	215,451	207,052
Efficiency ratio (GAAP)	62.0%	61.7%	62.4%	64.3%	62.0%

Operating efficiency ratio (non-GAAP)
Total operating noninterest expenses (non-GAAP) - numerator	$136,499	$132,862	$128,357	$131,993	$124,314
Total operating revenues (FTE) (non-GAAP) - denominator	231,217	219,338	214,537	216,431	207,696
Operating efficiency ratio (non-GAAP)	59.0%	60.6%	59.8%	61.0%	59.9%

Total tangible assets (non-GAAP)
Total assets (GAAP)	$17,787,973	$17,763,770	$17,744,859	$17,303,296	$16,957,804
Goodwill and intangible assets, net	(967,421)	(963,694)	(943,314)	(942,716)	(899,967)
Deferred taxes on goodwill and intangible assets, net	45,582	45,873	43,752	43,905	44,130
Total tangible assets (non-GAAP)	$16,866,134	$16,845,949	$16,845,297	$16,404,485	$16,101,967

Total tangible common equity (non-GAAP)
Shareholders' equity (GAAP)	$2,030,585	$2,072,765	$2,023,992	$2,006,034	$1,938,950
Goodwill and intangible assets, net	(967,421)	(963,694)	(943,314)	(942,716)	(899,967)
Deferred taxes on goodwill and intangible assets, net	45,582	45,873	43,752	43,905	44,130
Total tangible common equity (non-GAAP)	$1,108,746	$1,154,944	$1,124,430	$1,107,223	$1,083,113

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)

	2026			2025
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Quarterly GAAP to Non-GAAP Reconciliations
Shareholders’ equity-to-assets ratio at quarter end
Total shareholders’ equity (GAAP) – numerator	$2,030,585	$2,072,765	$2,023,992	$2,006,034	$1,938,950
Total assets (GAAP) – denominator	17,787,973	17,763,770	17,744,859	17,303,296	16,957,804
Shareholders’ equity-to-assets ratio at quarter end (GAAP)	11.42%	11.67%	11.41%	11.59%	11.43%

Tangible equity-to-tangible assets ratio at quarter end (non-GAAP)
Total tangible common equity (non-GAAP) - numerator	$1,108,746	$1,154,944	$1,124,430	$1,107,223	$1,083,113
Total tangible assets (non-GAAP) - denominator	16,866,134	16,845,949	16,845,297	16,404,485	16,101,967
Tangible equity-to-tangible assets ratio at quarter end (non-GAAP)	6.57%	6.86%	6.68%	6.75%	6.73%

Return on tangible equity (non-GAAP)
Net income (GAAP)	$61,304	$61,334	$57,218	$54,422	$55,088
Amortization of intangible assets, net of tax	3,329	3,388	3,279	2,874	2,581
Net income, excluding amortization of intangible assets (non-GAAP)	64,633	64,722	60,497	57,296	57,669
Average shareholders’ equity	2,057,528	2,032,654	2,016,141	1,955,306	1,881,116
Average goodwill and intangible assets, net	(964,275)	(944,432)	(942,701)	(910,627)	(897,943)
Average deferred taxes on goodwill and intangible assets, net	45,728	44,813	43,829	44,018	44,233
Average tangible common equity (non-GAAP)	1,138,981	1,133,035	1,117,269	1,088,697	1,027,406
Return on tangible equity (non-GAAP)	22.51%	22.91%	21.96%	20.88%	22.27%

Operating return on tangible equity (non-GAAP)
Operating net income (non-GAAP)	$67,037	$61,458	$61,141	$59,547	$58,074
Average tangible common equity (non-GAAP)	1,138,981	1,133,035	1,117,269	1,088,697	1,027,406
Operating return on tangible equity (non-GAAP)	23.35%	21.76%	22.19%	21.70%	22.43%

Book value (GAAP)
Total shareholders’ equity (GAAP) – numerator	$2,030,585	$2,072,765	$2,023,992	$2,006,034	$1,938,950
Period end common shares outstanding – denominator	52,377	52,598	52,537	52,682	52,662
Book value (GAAP)	$38.77	$39.41	$38.53	$38.08	$36.82

Tangible book value (non-GAAP)
Total tangible common equity (non-GAAP) – numerator	$1,108,746	$1,154,944	$1,124,430	$1,107,223	$1,083,113
Period end common shares outstanding – denominator	52,377	52,598	52,537	52,682	52,662
Tangible book value (non-GAAP)	$21.17	$21.96	$21.40	$21.02	$20.57

	2026		2025
	3rd Qtr	2nd Qtr	3rd Qtr
Quarterly Segment Information Reconciliations
Reconciliation of total segment adjusted income before income taxes to total consolidated income before income taxes
Total segment adjusted income before income taxes	$88,148	$80,976	$76,938
(Loss) gain on investment securities	(2,916)	4,710	236
Amortization of intangible assets	(4,325)	(4,408)	(3,258)
Litigation accrual	0	(335)	0
Acquisition-related contingent consideration adjustments	0	103	0
Acquisition expenses	(206)	(231)	(747)
Total consolidated income before income taxes	$80,701	$80,815	$73,169

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)

	2026		2025
	3rd Qtr	2nd Qtr	3rd Qtr
Quarterly Segment Information Reconciliations
Reconciliation of average total segment assets to average total consolidated assets
Average total segment assets	$17,859,899	$17,761,380	$16,865,710
Elimination of intersegment cash and deposits	(230,242)	(140,314)	(110,615)
Average total consolidated assets	$17,629,657	$17,621,066	$16,755,095

Banking and Corporate
Adjusted return on assets
Adjusted income before income taxes	$65,481	$61,688	$56,303
Average segment assets	17,318,694	17,340,916	16,516,913
Adjusted return on assets	1.50%	1.43%	1.35%

Adjusted return on equity
Adjusted income before income taxes	$65,481	$61,688	$56,303
Average shareholders’ equity	1,686,342	1,697,155	1,579,534
Adjusted return on equity	15.41%	14.58%	14.14%

Adjusted return on tangible equity (non-GAAP)
Adjusted income before income taxes	$65,481	$61,688	$56,303
Average shareholders’ equity	1,686,342	1,697,155	1,579,534
Average goodwill and intangible assets, net	(777,202)	(778,189)	(736,894)
Average deferred taxes on goodwill and intangible assets, net	40,452	40,487	40,433
Average tangible common equity (non-GAAP)	949,592	959,453	883,073
Adjusted return on tangible equity (non-GAAP)	27.36%	25.79%	25.30%

Employee Benefit Services
Adjusted return on assets
Adjusted income before income taxes	$13,990	$13,841	$14,501
Average segment assets	230,572	222,977	225,717
Adjusted return on assets	24.07%	24.90%	25.49%

Adjusted return on equity
Adjusted income before income taxes	$13,990	$13,841	$14,501
Average shareholders’ equity	203,345	195,639	200,739
Adjusted return on equity	27.30%	28.38%	28.66%

Adjusted return on tangible equity (non-GAAP)
Adjusted income before income taxes	$13,990	$13,841	$14,501
Average shareholders’ equity	203,345	195,639	200,739
Average goodwill and intangible assets, net	(106,402)	(107,934)	(111,860)
Average deferred taxes on goodwill and intangible assets, net	2,435	2,670	3,912
Average tangible common equity (non-GAAP)	99,378	90,375	92,791
Adjusted return on tangible equity (non-GAAP)	55.85%	61.43%	62.00%

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)

	2026		2025
	3rd Qtr	2nd Qtr	3rd Qtr
Quarterly Segment Information Reconciliations
Insurance Services
Adjusted return on assets
Adjusted income before income taxes	$4,578	$2,005	$3,242
Average segment assets	110,844	106,026	83,819
Adjusted return on assets	16.39%	7.58%	15.35%

Adjusted return on equity
Adjusted income before income taxes	$4,578	$2,005	$3,242
Average shareholders’ equity	92,745	92,051	65,615
Adjusted return on equity	19.58%	8.74%	19.60%

Adjusted return on tangible equity (non-GAAP)
Adjusted income before income taxes	$4,578	$2,005	$3,242
Average shareholders’ equity	92,745	92,051	65,615
Average goodwill and intangible assets, net	(52,471)	(49,460)	(44,916)
Average deferred taxes on goodwill and intangible assets, net	(215)	(43)	(311)
Average tangible common equity (non-GAAP)	40,059	42,548	20,388
Adjusted return on tangible equity (non-GAAP)	45.34%	18.90%	63.09%

Wealth Management Services
Adjusted return on assets
Adjusted income before income taxes	$4,099	$3,442	$2,892
Average segment assets	199,789	91,461	39,261
Adjusted return on assets	8.14%	15.09%	29.22%

Adjusted return on equity
Adjusted income before income taxes	$4,099	$3,442	$2,892
Average shareholders’ equity	75,096	47,809	35,228
Adjusted return on equity	21.66%	28.88%	32.57%

Adjusted return on tangible equity (non-GAAP)
Adjusted income before income taxes	$4,099	$3,442	$2,892
Average shareholders’ equity	75,096	47,809	35,228
Average goodwill and intangible assets, net	(28,200)	(8,849)	(4,273)
Average deferred taxes on goodwill and intangible assets, net	3,056	1,699	199
Average tangible common equity (non-GAAP)	49,952	40,659	31,154
Adjusted return on tangible equity (non-GAAP)	32.56%	33.96%	36.83%

# # #